8-K -- calypso8K073010.htm - CALYPSO WIRELESS, INC. FORM 8-K DATE OF REPORT July 30, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 30, 2010

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	13-5671924 (IRS EMPLOYER ID OF CORPORATION)

5100 WESTHEIMER, SUITE 200, HOUSTON, TEXAS, 77056
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(713) 936-3560
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER ITEMS.

CORRECTION TO PREVIOUS 8K FILING ON JUNE 9, 2010:

It was noted that the Company elected to pay the annual fees for some, but not all, of the European Patents. Those Patents the Company elected to pay were actually:

COUNTRY	ANNUAL FEE	POPULATION (MIL)	FEE per MIL

Germany	790	82.11	9.62
France	945	62.28	15.17
Turkey	1,325	73.91	17.93
Italy	1,110	59.83	18.55
Spain	983	45.56	21.58
Great Britain	1,332	61.41	21.69
Romania	1,390	21.51	64.61
The Netherlands	1,250	16.45	76.01
Greece	970	11.24	86.32
Belgium	1,033	10.71	96.47
Sweden	950	9.22	103.04
The Czech Republic	1,106	10.42	106.10
Switzerland	1,050	7.65	137.29
Austria	1,221	8.337	146.56
Bulgaria	1,400	7.62	183.65
Hungary	2,115	10.04	210.70
Finland	1,137	5.31	213.96
Denmark	1,220	5.49	222.06

TOTAL	$ 21,342	508.14	$ 42.00

The Company elected to NOT renew the following countries as it determined these countries represented no real market for the patents. These countries represent only about 3% of the represented population and, in the opinion of the Company, 0% of the Cellular Carriers.

COUNTRY	ANNUAL FEE	POPULATION (MIL)	FEE per MIL

Slovakia	1,236	5.41	228.59
Ireland	1,136	4.43	256.67
Slovania	950	2.02	470.06
Portugal	985	1.06	927.32
Estonia	1,245	1.34	928.41
Cyprus	1,205	0.86	1,397.91
Luxemburg	866	0.50	1,725.10
Monaco	952	0.03	29,750.00

TOTAL	$ 8,575	15.65	$ 547.92

However, when Calypso notified the Daic parties of this decision, the Diac parties elected to pay this year's annual fees for these countries. Thus ALL European countries have been renewed for another year.

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The company notes that it has also retained replacement counsel for its Case # 201002545 (and titled: "CALYPSO WIRELESS INC vs. DAIC, DRAGO") filed in Harris County, TX District Court. Attorney Spencer G. Markle was hired on July 26, 2010 and he registered with the court on that same day. The Case is proceeding without delay.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ David H. Williams
David H. Williams
Director & Member of the Audit and Compensation Committees

July 30, 2010